UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 25, 2024
(Date of Report/Date of earliest event reported)

SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-7626	39-0561070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)

(414) 271-6755
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.10 per share	SXT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2024, the Board of Directors of Sensient Technologies Corporation (the “Company”) elected Adam Vanderleest to the position of Vice President, Controller, and Chief Accounting Officer, and to serve as the Company’s principal accounting officer, effective as of July 1, 2024. Tobin Tornehl is the Company’s current principal accounting officer and, as previously announced, will be assuming the position of Vice President and Chief Financial Officer and principal financial officer, effective July 1, 2024.

Mr. Vanderleest, 41, has been the Group Controller for the Color Group since 2021. Prior to that role, he was the Controller of the Food Colors U.S. business unit of the Company from 2018-2021 and a Financial Reporting Manager for the Company from 2012-2018. Mr. Vanderleest is a Certified Public Accountant, and received a bachelor’s degree in Business Administration and a Master of Accountancy from the University of Wisconsin-Madison.

In connection with Mr. Vanderleest’s appointment, he will (1) receive a base salary of $245,000, (2) continue to participate in the Company’s annual incentive plan for fiscal year 2024, with a prorated target bonus of 40% of his base salary, (3) receive long-term equity incentive awards consistent with the awards granted to the Company’s executives relative to his position and experience, including a prorated award of approximately $35,000 at the time he assumes his new position, (4) be eligible to enter into a Change of Control Employment and Severance Agreement in the form provided to other executives of the Company, and (5) receive an executive-level relocation package. Mr. Vanderleest will also be eligible to participate in all employee benefit plans generally available to executives of the Company, which are more fully described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 13, 2024.

There are no transactions since the beginning of the Company’s last fiscal year in which the Company is a participant and in which Mr. Vanderleest or any members of his immediate family have any interest that are required to be reported under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Vanderleest and any of the Company’s directors or executive officers. The appointment of Mr. Vanderleest was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on April 25, 2024.  At that meeting, the Company’s shareholders voted on three matters as follows:

Election of Directors

The following directors were each elected until the next annual meeting of shareholders and until his or her successor is elected and, if necessary, qualified:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Brett W. Bruggeman	37,978,349	266,125	44,634	1,164,395
Dr. Joseph Carleone	37,752,755	492,164	44,189	1,164,395
Dr. Mario Ferruzzi	37,395,991	848,369	44,748	1,164,395
Carol R. Jackson	37,534,728	713,773	40,607	1,164,395
Sharad P. Jain	37,991,768	252,706	44,634	1,164,395
Dr. Donald W. Landry	37,100,609	1,143,378	45,122	1,164,395
Paul Manning	35,837,308	2,434,063	17,738	1,164,395
Deborah McKeithan-Gebhardt	37,561,440	689,942	37,726	1,164,395
Scott C. Morrison	37,983,405	263,331	42,372	1,164,395
Essie Whitelaw	38,163,823	84,201	41,085	1,164,395

Advisory Vote to Approve Named Executive Officer Compensation

The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s 2024 proxy statement, by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,240,022	2,825,574	223,512	1,164,395

Ratification of Independent Auditors

The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2024 by the following votes:

Votes For	Votes Against	Abstentions
38,890,041	387,093	176,370

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION

By:	/s/ John J. Manning

Name:	John J. Manning

Title:	Senior Vice President, General Counsel, and Secretary

Date:	April 30, 2024